UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549
_______________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): December 11, 2013

Rockwell Collins, Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware	001-16445	52-2314475
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

400 Collins Road NE
Cedar Rapids, Iowa 52498
(Address of Principal Executive Offices) (Zip Code)

(319) 295-1000
(Registrant’s telephone number, including area code)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

     ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

     ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

     ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

     ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

INFORMATION TO BE INCLUDED IN THE REPORT

Item 1.01. Entry into a Material Definitive Agreement.

     On December 11, 2013, Rockwell Collins, Inc. (the “Company”) entered into an underwriting agreement (the “Underwriting Agreement”) with Citigroup Global Markets Inc., J.P. Morgan Securities LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated and Wells Fargo Securities, LLC, as representatives of the several underwriters named therein, in connection with the offer and sale of $300 million aggregate principal amount of its Floating Rate Notes due 2016 (the “2016 Notes”), $400 million aggregate principal amount of its 3.700% Notes due 2023 (the “2023 Notes”) and $400 million aggregate principal amount of its 4.800% Notes due 2043 (the 2043 Notes and, together with the 2016 Notes and the 2023 Notes, the “Notes”) in an underwritten public offering (the “Offering”). The Underwriting Agreement contains representations, warranties and agreements of the Company, conditions to closing, indemnification and contribution rights and obligations of the parties, termination provisions and other terms and conditions in each case that are customary in agreements of this type. The issuance and sale of the Notes closed on December 16, 2013. The net proceeds to the Company from the sale of the Notes, after deducting the underwriting discount and other estimated offering expenses payable by the Company, were approximately $1,089.1 million. The Company intends to use the net proceeds from the sale of the Notes to finance a portion of the consideration for its previously announced acquisition of Radio Holdings, Inc., which is the holding company of ARINC Incorporated (the “ARINC Acquisition”).

     The underwriters and their affiliates have engaged in, and may in the future engage in, commercial banking, investment management, investment banking, derivatives and/or financial advisory and other commercial transactions and services in the ordinary course of business with the Company or its affiliates. They have received, or may in the future receive, customary fees and commissions for these transactions.

     The Notes were offered and sold by the Company pursuant to its automatic shelf Registration Statement on Form S-3 (the “Registration Statement”) (Registration Statement No. 333-192671), filed with the Securities and Exchange Commission (the “SEC”) on December 11, 2013, as supplemented by the final prospectus supplement filed with the SEC on December 12, 2013.

     The Notes were issued on December 16, 2013 pursuant to the Indenture dated as of November 1, 2001 (the “Original Indenture”), as supplemented by the Supplemental Indenture dated as of December 4, 2006 (the “Supplemental Indenture” and, together with the Original Indenture, the “Indenture”), between the Company and The Bank of New York Mellon Trust Company, N.A. (formerly known as The Bank of New York Trust Company, N.A.), as trustee. The Indenture contains covenants that require the Company to satisfy certain conditions in order to incur debt secured by liens, engage in sale/leaseback transactions or merge or consolidate with another entity. The Indenture also provides for customary events of default.

     The 2016 Notes will mature on December 15, 2016 and bear interest at a rate equal to three-month LIBOR plus 35 basis points and interest will be reset quarterly. The Company will pay interest on the 2016 Notes from December 16, 2013 quarterly, in arrears, on March 15, June 15, September 15 and December 15 of each year, beginning March 15, 2014. The 2023 Notes will mature on December 15, 2023 and bear interest at a fixed rate of 3.700% per annum. The Company will pay interest on the 2023 Notes from December 16, 2013 semi-annually, in arrears, on June 15 and December 15 of each year, beginning June 15, 2014. The 2043 Notes will mature on December 15, 2043 and bear interest at a fixed rate of 4.800% per annum. The Company will pay interest on the 2043 Notes from December 16, 2013 semi-annually, in arrears, on June 15 and December 15 of each year, beginning June 15, 2014. The Notes constitute unsecured and unsubordinated obligations of the Company and will rank on a parity with all of the Company’s other unsecured and unsubordinated indebtedness from time to time outstanding.

     At its option, the Company may redeem the 2023 Notes at any time or from time to time prior to September 15, 2023 (three months prior to the maturity date of the 2023 Notes) and the 2043 Notes at any time or from time to time prior to June 15, 2043 (six months prior to the maturity date of the 2043 Notes), in each case in whole or in part, at a redemption price equal to the greater of (i) the principal amount of the Notes being redeemed and (ii) the sum of the present values of the remaining scheduled payments of the Notes to be redeemed (excluding interest accrued as of the redemption date), discounted to the redemption date on a semi-annual basis at the applicable Treasury Rate (as defined in the 2023 Notes and the 2043 Notes, as applicable) plus 15 basis points, plus any accrued and unpaid interest on the Notes being redeemed to but not including the redemption date.

     At its option, the Company may redeem the 2023 Notes at any time or from time to time on or after September 15, 2023 (three months prior to the maturity date of the Notes) and the 2043 Notes at any time or from time to time on or after June 15, 2043 (six months prior to the maturity date of the 2043 Notes) and, in each case, prior to maturity and in whole or in part, at a redemption price equal to 100% of the principal amount of the Notes being redeemed, plus any accrued and unpaid interest on the Notes being redeemed to but not including the redemption date.

     In the event that (i) the Company does not consummate the ARINC Acquisition on or prior to May 31, 2014, or (ii) the merger agreement with respect to the ARINC Acquisition is terminated at any time prior to May 31, 2014, the Company will redeem all outstanding 2016 Notes and the 2043 Notes at a redemption price equal to 101% of the aggregate principal amount of the Notes to be redeemed, plus accrued and unpaid interest as of the redemption date. The 2023 Notes are not subject to the special acquisition redemption provision.

     If a Change of Control Triggering Event (as defined in the Notes) occurs, the Company will be required to make an offer on the terms set forth in the Notes to each holder of the Notes to repurchase all or any part of that holder’s Notes at a price equal to 101% of the principal amount of the Notes repurchased, plus accrued and unpaid interest, if any.

     The above descriptions of certain terms and conditions of the Underwriting Agreement, the 2016 Notes, the 2023 Notes and the 2043 Notes are qualified by reference to the full texts of the Underwriting Agreement and the forms of 2016 Notes, 2023 Notes and 2043 Notes, copies of which are filed herewith as Exhibits 1, 4.1, 4.2 and 4.3, respectively, and are incorporated herein by reference. The above description of certain terms and conditions of the Indenture is qualified by reference to the full text of the Original Indenture and the Supplemental Indenture, copies of which were filed as Exhibit 4.b.1 to the Company’s Registration Statement on Form S-3 (No. 333-72914) and as Exhibit 4-a-4 to the Company’s Current Report on Form 8-K dated November 9, 2006, respectively, and are incorporated herein by reference.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

     The information set forth under “Item 1.01. Entry into a Material Definitive Agreement” of this Current Report on Form 8-K is incorporated herein by reference.

Item 8.01. Other Events.

     In connection with the offer and sale of the Notes pursuant to the Registration Statement, the Company is filing as Exhibits 5 and 23 hereto an opinion and consent of counsel with respect to the Notes. Such opinion and consent is incorporated by reference into the Registration Statement.

     On December 12, 2013, the Company announced the pricing of the Notes. A copy of the related press release is furnished herewith as Exhibit 99 and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits

1	Underwriting Agreement, dated December 11, 2013, between the Company and Citigroup Global Markets Inc., J.P. Morgan Securities LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated and Wells Fargo Securities, LLC, as representatives of the several Underwriters named in Schedule 1 to the Underwriting Agreement.

4.1	Form of certificate for the Company’s Floating Rate Notes due 2016.

4.2	Form of certificate for the Company’s 3.700% Notes due 2023.

4.3	Form of certificate for the Company’s 4.800% Notes due 2043.

5	Opinion of Chadbourne & Parke LLP

23	Consent of Chadbourne & Parke LLP (included in Exhibit 5)

99	Press Release of the Company dated December 12, 2013.

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ROCKWELL COLLINS, INC. (Registrant)

Date: December 17, 2013	By	/s/ Douglas E. Stenske
		Name:	Douglas E. Stenske
		Title:	Vice President, Treasurer & Risk Management

EXHIBIT INDEX

Exhibit
Number	Description
1	Underwriting Agreement, dated December 11, 2013, between the Company and Citigroup Global Markets Inc., J.P. Morgan Securities LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated and Wells Fargo Securities, LLC, as representatives of the several Underwriters named in Schedule 1 to the Underwriting Agreement.

4.1	Form of certificate for the Company’s Floating Rate Notes due 2016.

4.2	Form of certificate for the Company’s 3.700% Notes due 2023

4.3	Form of certificate for the Company’s 4.800% Notes due 2043

5	Opinion of Chadbourne & Parke LLP

23	Consent of Chadbourne & Parke LLP (included in Exhibit 5)

99	Press Release of the Company dated December 12, 2013.